UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Golden Minerals Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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350 Indiana Street, Suite 650

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 10, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Golden Minerals Company will be held on Wednesday, June 10, 2020 at 9:00 a.m., Denver time. This year’s annual meeting of stockholders will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the annual meeting of stockholders, vote and submit your questions during the meeting by visiting http://www.viewproxy.com/virtualmeetings/GoldenMinerals. For instructions on how to attend and vote your shares at the annual meeting, see the information in the accompanying Proxy Statement in the section titled “About the Meeting — What do I need to do to virtually attend the annual meeting via live audio webcast?”. Any reference herein to attending the annual meeting of stockholders, including any reference to “in person” attendance, means attending via live audio webcast on the Internet. The annual meeting of stockholders will be held for the following purposes:

1.                                      To elect seven (7) directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected;

2.                                      To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.                                      To increase the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation; and

4.                                      To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Our board of directors has fixed the close of business on April 23, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

The Proxy Statement, proxy card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2019, are available at http://www.viewproxy.com/GoldenMinerals/2020

The Board of Directors recommends stockholders vote FOR each of the director nominees and FOR Proposals 2 and 3.

May 1, 2020
By order of the Board of Directors,

Robert P. Vogels
Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE LIVE AUDIO WEBCAST MEETING MAY REVOKE THEIR PROXIES AND VOTE ONLINE DURING THE MEETING IF THEY SO DESIRE.

GOLDEN MINERALS COMPANY

350 Indiana Street, Suite 650

Golden, Colorado 80401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 10, 2020

This Proxy Statement is furnished to the stockholders of Golden Minerals Company (“Golden Minerals,” the “Company,” “we” or “our”) in connection with the solicitation of proxies by the board of directors of Golden Minerals to be voted at the annual meeting of stockholders on June 10, 2020, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2019, were made available to stockholders on or about May 1, 2020.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), Golden Minerals has elected to provide access to its proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, who will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email by writing to Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401 or at investor.relations@goldenminerals.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 10, 2020 via Live Audio Webcast on the Internet:

The Proxy Statement, proxy card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2019, are available at http://www.viewproxy.com/GoldenMinerals/2020

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your common stock at the annual meeting of stockholders to be held on June 10, 2020. This year, we will be hosting our annual meeting virtually via live audio webcast on the Internet. This Proxy Statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

Why are we holding the annual meeting virtually?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the annual meeting, and in light of the emerging public health impact of the coronavirus (COVID-19) outbreak, our board of directors believes that hosting a virtual annual meeting via live audio webcast on the Internet is in the best interest of Golden Minerals and our stockholders and enables increased stockholder attendance and participation during a time when travel restrictions are in place and may limit attendance at our annual meeting.

What do I need to do to virtually attend the annual meeting via live audio webcast?

The meeting webcast will begin promptly at 9:00 a.m. Denver time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Denver time, and you should allow ample time for the check-in procedures. Both stockholders of record and street name stockholders will need to register to be able to attend the annual meeting via live audio webcast, submit their questions during the meeting, and vote their shares electronically at the meeting, by following the instructions below.

If you are a stockholder of record:

•                  You must follow the instructions provided on your Notice or proxy card to first register at  http://www.viewproxy.com/GoldenMinerals/2020 by 11:59 p.m., Eastern time, on June 7, 2020. You will need to enter your name, phone number, virtual control number (included on your Notice or proxy card) and email address as part of the registration, following which, you will receive an email confirming your registration as well as a password to attend the annual meeting via live audio webcast.

•                  On the day of the annual meeting, if you have properly registered, you may enter the annual meeting by logging in using the password you received via email in your registration confirmation at http://www.viewproxy.com/GoldenMinerals/2020/vm. You will need the virtual control number included on your Notice or proxy card to sign in with your password. The platform used for the live audio webcast will require a software installation or the ability to run a temporary application in order for you to join the annual meeting – please see http://www.viewproxy.com/GoldenMinerals/2020/vm for more information.

•                  If you wish to vote your shares electronically at the annual meeting, you will need to visit http://www.viewproxy.com/GoldenMinerals/2020/vm during the live audio webcast of the annual meeting while the polls are open. You will need the virtual control number included on your Notice or proxy card.

If you are a street name stockholder, you must:

•                  Obtain the proxy materials from your broker, bank or other nominee.

•                  Register at http://www.viewproxy.com/GoldenMinerals/2020 by 11:59 p.m., Eastern time, on June 7, 2020. You will need to enter your name, phone number and email address, and provide a copy of the proxy materials (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com as part of the registration), following which, you will receive an email confirming your registration, your virtual control number, as well as the password to attend the annual meeting. Please note that if you do not provide a copy of the proxy materials, you may still attend the annual meeting but you will be unable to vote your shares electronically at the annual meeting.

•                  On the day of the annual meeting, if you have properly registered, you may enter the annual meeting by logging in using the password you received in your registration confirmation at http://www.viewproxy.com/GoldenMinerals/2020/vm. You will need the virtual control number assigned to you in your registration confirmation email to sign in with your password. The platform used for the live audio webcast will require a software installation or the ability to run a temporary application in order for you to join the annual meeting – please see http://www.viewproxy.com/GoldenMinerals/2020/vm for more information.

•                  If you wish to vote your shares electronically at the annual meeting, you will need to visit http://www.viewproxy.com/GoldenMinerals/2020/vm during the live audio webcast of the annual meeting while the polls are open. You will need the virtual control number assigned to you in your registration confirmation email.

Further instructions on how to attend the annual meeting via live audio webcast, including how to vote your shares electronically at the annual meeting, are posted on http://www.viewproxy.com/GoldenMinerals/2020 under “Frequently Asked Questions (FAQ).”

What if I have technical difficulties during the check-in time or during the live audio webcast of the annual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:30 a.m., Denver time, on June 10, 2020, the day of the annual meeting, so we may address any technical difficulties before the annual meeting begins. If you encounter any difficulties accessing the annual meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8434.International holders may send an inquiry to VirtualMeeting@viewproxy.com.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on the following two items of business:

(1)                                 To elect seven (7) directors to hold office until the 2021 annual meeting of stockholders;

(2)                                 To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(3)                                 To increase the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation.

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•                  FOR the election of each of the seven (7) nominated directors (see “Proposal No. 1”)

•                  FOR the ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (see “Proposal No. 2”)

•                  FOR the increase of the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation (see “Proposal No. 3”)

With respect to any other matter that properly comes before the meeting, any of the officers named as proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 23, 2020, the record date for the meeting, we had 108,179,001 shares of common stock outstanding. This amount includes 318,003 shares of unvested restricted common stock issued pursuant to our Amended and Restated 2009 Equity Incentive Plan, which are not entitled to vote at the meeting. Therefore, as of April 23, 2020, 107,860,998 shares of common stock were outstanding and are entitled to vote at the annual meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy via the Internet or telephone by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by filling out the proxy card included with the materials or by calling the toll free number found on the proxy card.

Beneficial Owner.  If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank or other holder of record (i.e., in street name) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 23, 2020, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Online check-in will begin at 8:30 a.m., Denver time, on the day of the annual meeting.

How may I vote my shares during the annual meeting?

You may vote personally during the annual meeting. Instructions on how to vote while participating in the annual meeting via live audio webcast are posted at http://www.viewproxy.com/GoldenMinerals/2020/vm. You will need the virtual control number included on your Notice or proxy card if you are a stockholder of record or assigned to you in your registration confirmation email if you are a beneficial owner. Even if you plan to attend the annual meeting via live audio webcast, we recommend that you submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy card or via the Internet or telephone by following the instructions provided in the Notice. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the instructions included in the Notice or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other holder of record.

Proxies submitted properly by one of the methods described above will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted “FOR” each of the seven (7) director nominees, “FOR” the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm, “FOR” the increase of the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation, and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), under applicable rules of the NYSE American LLC (“NYSE American”) (the exchange on which our common stock is primarily traded), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters under the NYSE American rules. Under the NYSE American rules and guidance, at this year’s annual meeting, your broker may vote without your instructions only on the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2020. The broker’s failure to vote on the election of directors or to increase the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation, because the broker lacks discretionary authority to do so, commonly referred to as a “broker non-vote”, will not affect the outcome of the vote on that matter.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 350 Indiana Street, Suite 650, Golden, Colorado 80401; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided in the Notice. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting via live audio webcast and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority (over 50%) of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum.

There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting or cast a “withhold” vote, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

How may I vote on each of the proposals?

In the election of directors, you may vote FOR any one or all of the nominees, or your vote may be WITHHELD with respect to any one or all of the nominees. For the ratification of Plante & Moran, PLLC, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal. For approval to increase the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation, you may vote FOR or AGAINST, or you may indicate that you wish to ABSTAIN from voting.

What vote is required to approve each item?

Election of Directors.  In the election of directors, seven (7) candidates will be elected by a plurality of affirmative votes of the outstanding shares of common stock present at the meeting (either in person or by proxy). That is, the seven (7) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors. A “withhold” vote with respect to any nominee will not effect the election of that nominee.

Ratification of Plante & Moran, PLLC.  The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or represented by proxy) and entitled to vote on this matter will be required for ratification. For this proposal, an abstention will count as a vote cast and will therefore have the effect of a vote against the proposal.

Increase Authorized Common Stock. The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote thereon will be required to approve an increase to the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation.

Who will count the proxy votes?

Votes will be tabulated by Alliance Advisors.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If you grant a proxy, any of the officers named as proxy holder, Warren M. Rehn, Robert P. Vogels, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, any of the officers named as proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed at this meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Who will bear the cost of this proxy solicitation?

The accompanying proxy is solicited on behalf of the Company by its board of directors, and the cost of solicitation will be borne by Golden Minerals. Following the original mailing of the proxies and soliciting materials, directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile, email or personal interviews. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The board of directors unanimously recommends that the Company’s stockholders vote FOR the election of the following seven (7) nominees:

Jeffrey G. Clevenger

Warren M. Rehn

W. Durand Eppler

Kevin R. Morano

Terry M. Palmer

Andrew N. Pullar

David H. Watkins

The board of directors has nominated for election at the annual meeting Messrs. Clevenger, Rehn, Eppler, Morano, Palmer, Pullar and Watkins to serve until the 2021 annual meeting of stockholders or until their successors are elected. Each nominee is currently a director of Golden Minerals and has consented to being named as a nominee.

The seven (7) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

The Company is an “Eligible International Interlisted Issuer” within the meaning of the rules of the Toronto Stock Exchange (the “TSX”) and, accordingly, the Company has been granted an exemption by the TSX from the TSX requirements regarding (i) majority approval for the election of directors, and (ii) the issuance of a news release disclosing director election voting results.

The following table sets forth the name, age, and current positions of each nominee:

Name and Residence	Age	Position
Jeffrey G. Clevenger(3)	70	Director, Chairman of the Board of Directors
Warren M. Rehn(1)	65	Director
W. Durand Eppler(2)(4)	66	Director, Chairman of the Corporate Governance and Nominating Committee
Kevin R. Morano(3)(4)	66	Director, Chairman of the Compensation Committee
Terry M. Palmer(2)(4)	75	Director, Chairman of the Audit Committee
Andrew N. Pullar	47	Director
David H. Watkins(2)(3)	75	Director

(1)         Mr. Rehn also serves as our President and Chief Executive Officer.

(2)         Member of the Audit Committee.

(3)         Member of the Compensation Committee.

(4)         Member of the Corporate Governance and Nominating Committee.

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Jeffrey G. Clevenger.  Mr. Clevenger has served as Chairman of our board since March 2009. He also served as our President from March 2009 to May 2015 and as our Chief Executive Officer from March 2009 to September 2015. He has over 40 years of experience in the mining industry. Mr. Clevenger served as a director and President and Chief Executive Officer of our predecessor, Apex Silver Mines Limited (“Apex Silver”) from October 2004 until March 2009. Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined Apex Silver in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc. He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America. Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University.  In determining Mr. Clevenger’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, including the operating, management, and executive positions he has held previously at several other mining companies.

Warren M. Rehn.  Mr. Rehn was appointed President of our Company in May 2015 and appointed Chief Executive Officer and director in September 2015. Mr. Rehn previously served as Senior Vice President, Exploration and Chief Geologist since December 2012 and served as Vice President, Exploration and Chief Geologist since February 2012. From 2007 until February 2012, Mr. Rehn held various positions at Barrick Gold Exploration, Inc., serving most recently as Chief Exploration Geologist for the Bald Mountain and Ruby Hill mining units. From 2005 until 2007, Mr. Rehn was a consulting geologist for Gerson Lehman Group, which provides consulting services to various industries, including geology and mining. Mr. Rehn served as a Consulting Senior Geologist at Placer Dome Exploration, Inc. in 2004 and as an independent consulting geologist throughout the Americas from 1994 until 2003. He served as a Senior Geologist at Noranda Exploration, Inc. from 1988 until 1994. Mr. Rehn holds an M.S. in Geology from the Colorado School of Mines and a B.S. in Geological Engineering from the University of Idaho. In determining Mr. Rehn’s qualifications to serve on our board of directors, the board has considered, among other things, his experience in the mining industry, including his exploration and geology expertise and experience at several mining companies, as well as his experience with the Company.

W. Durand Eppler. Mr. Eppler has served as a director of our Company since March 2009. Mr. Eppler has over 40 years of experience in the natural resources industry and has served since June 2016 as a Managing Director of Capstone Headwaters MB, a private, middle market investment banking institution. Prior to joining Capstone Headwaters MB, Mr. Eppler was, from 2004, founder and partner of

Sierra Partners, LLC, a private investment and advisory firm. From June 2005 until August 2008, Mr. Eppler was President and Chief Executive Officer of Coal International Plc, an international coal mining and development company. From 1995 to 2004, Mr. Eppler held various positions at Newmont Mining Corporation and its subsidiaries, including Vice President of Newmont Capital, Ltd. (2002 to August 2004), Vice President, Corporate Development of Newmont Mining Corporation (2001 to 2002), President of Newmont Indonesia (1998 to 2001) and Vice President, Corporate Planning of Newmont Mining Corporation (1995 to 1998). Prior to joining Newmont, Mr. Eppler served as the Managing Director, Metals & Mining for Chemical Securities, Inc., a subsidiary of Chemical Bank (now JPMorgan Chase), where he was responsible for relationship management, technical support, corporate finance services, credit marketing and transaction execution for clients in the global precious metals, industrial and energy resources businesses. He currently serves on the boards of directors of Vista Gold Corporation and Plata Latina Minerals Corporation, and he served on the boards of Frontier Mining Limited, Augusta Resource Corporation, Allied Nevada Gold Corporation and Northern Energy Mining Company. Mr. Eppler holds a B.A. in Geography & Religion from Middlebury College and an M.S. in Mineral Economics from the Colorado School of Mines. Mr. Eppler is a member of the Society of Mining Engineers of A.I.M.E. and a member of the Global Leadership Council, College of Business, Colorado State University. In determining Mr. Eppler’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mining industry public and private finance, corporate development in public mining companies, and management in the base and precious metals mining industries.

Kevin R. Morano.  Mr. Morano has served as a director of our Company since March 2009. He has over 35 years of experience in the mining industry. Mr. Morano has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007. Prior to forming his own company, Mr. Morano held a number of senior executive positions at major American public companies including a 21 year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999. At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. He currently serves as a director of Bear Creek Mining Company, and he served as a director of Southern Peru Copper Corporation, Coeur d’Alene Mines and Apex Silver. From March 2002 to March 2007, Mr. Morano was employed at Lumenis Ltd initially as Chief Financial Officer and subsequently as Senior Vice President for Marketing and Business Development. From May 2000 through October 2001, Mr. Morano served as the Chief Financial Officer of Exide Technologies. Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University. In determining Mr. Morano’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, public and private finance and management experience at public mining companies.

Terry M. Palmer.  Mr. Palmer has served as a director of our Company since March 2009. He has over 40 years of financial, management and accounting experience with a particular focus on the mining industry. For the period January 2003 to December 2016, Mr. Palmer worked on a part-time basis as a principal of the CPA firm of Marrs, Sevier & Company LLC. He spent 36 years at Ernst & Young LLP where he rose from a staff position to partner responsible for audit and advisory services to major international mining companies and serving as the technical consulting partner for SEC-related business. Mr. Palmer previously served as a director of Allied Nevada Gold Corp, Sunward Resources Ltd. and Apex Silver. Mr. Palmer holds a B.Sc. in Business Administration from Drake University and an M.B.A. from the University of Denver. He is a retired certified public accountant. In determining Mr. Palmer’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise as an audit partner at Ernst & Young LLP focused on public mining companies, his knowledge about and experience in the types of accounting and financial issues faced by public mining companies, and his experience as a director of exploration, development, and small public mining companies.

Andrew N. Pullar.  Mr. Pullar has served as a director of our Company since July 2013. Mr. Pullar is the Managing Partner and director of Sentient Equity Partners, an independent private equity investment firm specializing in the global resources industry. Sentient, through the Sentient executive funds, is the Company’s largest stockholder holding approximately 38% of our outstanding common stock.  Prior to founding Sentient Equity Partners in 2017, Mr. Pullar was the Chief Executive Officer of The Sentient Group which he joined in 2009. From 2004 to 2009, Mr. Pullar  worked as a portfolio manager for Baker Steel Capital Managers in London and Sydney. Prior to this, Mr. Pullar was a senior metals and mining analyst at AME Mineral Economics in Sydney, worked as a mining engineering consultant for Behre Dolbear in London and Sydney, and served in various mining engineering and production positions at De Beers and Gold Fields in South Africa. Mr. Pullar is currently a director of Rincon Limited, ECI Exploration and Mining Inc. and Brazil Potash Corp. and holds various directorship positions on funds managed by Sentient Equity Partners. Mr. Pullar previously served as a director of Pershimco Resources Inc., Sentient China Investments Ltd. and Sentient China Titanium Investments Ltd. Mr. Pullar holds a degree in Mining Engineering from the University of the Witwatersrand, a South African Mine Managers Certificate and the U.K. Society of Investment Professionals Investment Manager Certificate. He is also a member of the Australasian Institute of Mining and Metallurgy. In determining Mr. Pullar’s qualifications to serve on our board of directors, the board has considered, among other things, his engineering and analyst experience and expertise in the minerals and mining industry, and his executive experience in management of The Sentient Group and Sentient Equity Partners.

David H. Watkins.  Mr. Watkins has served as a director of our Company since March 2009. He has over 50 years of experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies. From 2011 to 2016, Mr. Watkins served as Chairman of Atna Resources Ltd. (“ATNA”), a company engaged in the exploration, development and production of gold properties. Mr. Watkins previously served ATNA as Executive Chairman from June 2010 to June 2011 and Chief Executive Officer from March 2000 to June 2010. From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities including copper, gold, molybdenum, lithium and coal. Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada.  Mr. Watkins currently serves on the boards of directors of a number of companies, including EURO Ressources S.A. and Commander Resources Ltd.  Mr. Watkins previously served on the boards of Argonaut Gold Inc., Rio Novo Gold Inc., Camino Minerals Corporation, Valley High Ventures, Maudore Minerals Ltd., Canplatts Inc., Bearing Lithium Corporation and Landdrill International Inc. Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, and an M.S. in Geology from Carleton University, Ottawa, and is a graduate of the Executive Business Program of the University of Western Ontario. Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada. In determining Mr. Watkins’ qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mineral exploration for base and precious metals in North and South America and other regions, and his experience as an executive or director of small public mining companies like our Company and familiarity with the technical exploration, financing, and management issues faced by such companies.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors, pursuant to the recommendation of the Audit Committee of the board of directors, unanimously recommends ratification of the appointment of Plante & Moran, PLLC (“Plante & Moran”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm for the fiscal year 2020. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of Plante & Moran to serve as our independent registered public accounting firm. A representative of Plante & Moran is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

As previously reported on our Current Report on Form 8-K dated October 4, 2018, effective October 1, 2018, EKS&H LLLP (“EKS&H”), the independent registered public accounting firm of the Company, combined with Plante & Moran. Concurrent with such transaction, the Company’s Audit Committee approved the engagement of Plante & Moran as the new independent registered public accounting firm for the Company.

The following table sets out the aggregate fees billed by our principal accountant, Plante & Moran (formerly EKS&H), related to the fiscal years ended December 31, 2019 and 2018 for the categories of fees described.

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees (1)	$240,111	$274,521
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$22,609	$5,166
Total Fees	$262,720	$279,687

(1)         Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. All of the fees and services provided by Plante & Moran during 2019 and 2018 were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

PROPOSAL NO. 3 — INCREASE AUTHORIZED COMMON STOCK

The board of directors unanimously recommends that the Company’s stockholders vote FOR the increase of the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation.

On March 23, 2020, the Company’s board of directors unanimously adopted a resolution approving, declaring advisable and recommending to stockholders for their approval the increase of the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending Article IV, Section 4.1(a) of the Company’s Amended and Restated Certificate of Incorporation. The approval by the board is subject to the approval of such amendment by the holders of a majority of the issued and outstanding shares of our common stock. A copy of the proposed amendment is attached to this Proxy Statement as Appendix A. The proposed amendment will become effective upon the filing of the amendment with the Delaware Secretary of State.

Reasons for the Proposed Amendment

We currently have 108,179,001 shares of common stock outstanding, plus 2,830,038 shares issuable upon exercise of outstanding restricted stock units, 2,325,000 shares issuable upon exercise of outstanding KELTIP Units (as defined below), 27,248 shares issuable upon exercise of outstanding options and 14,653,846 shares issuable upon exercise of outstanding warrants, plus approximately 8,396,891 shares reserved for issuance under the Company’s at-the-market offering agreement with H.C. Wainwright & Co., LLC and 12,209,299 shares reserved for issuance under the Company’s purchase agreement with Lincoln Park Capital Fund, LLC. While it is possible that some of the reserved shares listed above will not ultimately be issued, because they have been reserved for a particular use, they are not available for use by the Company for future issuance. As such, of our currently 200,000,000 authorized shares, we have only approximately 51,378,677 shares of unissued, unreserved common stock available for future issuance.

The Company’s board of directors recommends approval of the proposed amendment so that it will have additional authorized but unissued and unreserved shares to permit the pursuit and effectuation of corporate transactions requiring the issuance of common stock in the future. Those transactions may include:

•                  the issuance of common stock in connection with the growth and expansion of the Company’s business, including acquisition of mining properties or other companies engaged in the mining business;

•                  the issuance of common stock or securities convertible into common stock in connection with financing and recapitalization transactions;

•                  the future authorization of additional shares of common stock for issuance under the Company’s executive compensation program and the Amended and Restated 2009 Equity Incentive Plan; and

•                  the issuance of common stock in connection with other corporate transactions that implement proper business purposes determined by the board of directors to be in the best interests of the Company and its stockholders.

The Company’s board believes that additional authorized shares should be available in the future in order to permit the Company to pursue the various transactions described above and to provide for its growth and financial stability. Many of the types of transactions discussed above arise under circumstances requiring prompt action and do not allow the necessary time to seek stockholder approval to authorize additional shares. The board believes that it is very important for it to have the flexibility to be able to act promptly in the best interests of the Company and its stockholders when circumstances such as those described above arise.

The Company may pursue the acquisition of other mining companies, mining properties or interests in mining properties in the future. In the event the proposed increase in authorized shares of common stock is approved by stockholders, such future acquisitions may be effected for a consideration that includes the issuance of shares of the Company’s common stock, or other securities convertible into the Company’s common stock, in partial or full payment of the purchase price. The Company anticipates that the terms of any acquisitions in which it would issue shares will be determined through direct negotiations with the securities holders or controlling persons of the entities or properties being acquired. Factors taken into account in determining the terms may include cash flow, reserves and mineralized material, earnings power, quality of management, properties, market location and position, and growth potential.

The Company’s board of directors unanimously recommends that stockholders vote “FOR” an increase of the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation.

THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2019, our board of directors held six meetings. Each incumbent director attended all meetings of the board of directors and committees of the board of directors on which he served.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee met five times during 2019. Our Audit Committee is currently comprised of Messrs. Palmer, Eppler and Watkins. Each of the members of the Audit Committee is independent and financially sophisticated, as defined by the NYSE American listing standards.  Our board of directors has determined that Mr. Palmer, the Audit Committee Chairman, qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC. The Audit Committee is responsible for the selection, compensation, retention and oversight of the independent auditor, which reports directly to the Audit Committee. The Audit Committee also assists the board of directors in reviewing and oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee regularly reviews the Company’s financial statements and reports, earnings press releases, financial reporting process, system of internal controls, and compliance with applicable law.

The board of directors has adopted a written charter for the Audit Committee. The charter may be viewed on Golden Minerals’ website at:

www.goldenminerals.com/_resources/governance/GLDN_Audit_Committee_Charter.pdf.

Compensation Committee.  The Compensation Committee met once during 2019 and is currently comprised of Messrs. Morano, Clevenger and Watkins. Each member of the Compensation Committee is independent as defined by the NYSE American listing standards. The principal responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, grant or recommend the grant of stock options and stock awards under our Amended and Restated 2009 Equity Incentive Plan, and provide counsel regarding key personnel selection. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Golden Minerals’ website at:

www.goldenminerals.com/_resources/governance/GLDN_Compensation_Comm_Charter.pdf.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, which met twice during 2019, is currently comprised of Messrs. Eppler, Morano and Palmer. Each member of the Corporate Governance and Nominating Committee is independent as defined by the NYSE American listing standards. The Corporate Governance and Nominating Committee is responsible for overseeing and evaluating the board’s performance, selecting and evaluating prospective director nominees and reviewing board and board committee compensation. The Corporate Governance and Nominating Committee also oversees and provides advice to the board of directors regarding our corporate governance policies, practices and procedures.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Golden Minerals’ website at: www.goldenminerals.com/_resources/governance/GLDN_Corp_Gov_Nominating_Comm%20Charter.pdf.

The Role of the Corporate Governance and Nominating Committee in the Nomination Process

In identifying and recommending nominees for positions on our board of directors, our Corporate Governance and Nominating Committee places emphasis on the following criteria, among others:

•                  Judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•                  Business or other relevant experience; and

•                  The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our board of directors will contribute to a board that is effective, collegial and responsive to the needs of the Company.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Corporate Governance and Nominating Committee to recommend them to our board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our board of directors. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee. Our Corporate Governance and Nominating Committee evaluates possible candidates in detail and suggests individuals to explore in more depth. In the event that we decide to fill a vacancy that exists or we decide to increase the size of the board of directors, our Corporate Governance and Nominating Committee will identify, interview and examine, and make recommendations to the board of directors regarding appropriate candidates. We identify potential candidates principally through suggestions from the Company’s directors and senior management. Our President and Chief Executive Officer and board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

Board Independence and Leadership Structure

Our board of directors has determined that each of our directors, other than Mr. Rehn, our President and Chief Executive Officer, and Mr. Pullar, is independent as defined by the NYSE American listing standards.

Mr. Rehn serves as our President and Chief Executive Officer. Mr. Rehn succeeded Mr. Clevenger, who served as our President to May 2015 and as our Chief Executive Officer to September 2015. Mr. Clevenger has served as our Chairman of the board of directors since the Company’s inception in March 2009. The board believes that the Company is best served by a Chairman who has been actively involved with the Company and is therefore able to bring a significant depth of knowledge about the

Company to the role of Chairman. Pursuant to NYSE American listing standards, any individual who was employed by the Company during the preceding three years is not considered to be independent. Because this three-year period elapsed on September 1, 2018 for Mr. Clevenger, the board of directors has determined that he may now be considered to be independent.

The board has determined that Mr. Pullar is not an independent director, in part, because he is the Managing Partner and Director of Sentient Equity Partners (and was previously Chief Executive Officer of The Sentient Group). Sentient, through the Sentient executive funds, is the Company’s largest stockholder, holding approximately 39% of the Company’s outstanding common stock. Additionally, pursuant to an agreement entered into between the Company and a fund managed by The Sentient Group in connection with its initial investment in the Company in a 2009 private placement, the Company agreed to nominate one individual designated by The Sentient Group for election to the Company’s board of directors.

We believe that our current board leadership structure is appropriate as a majority of our board of directors are independent directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board of directors’ attention any material risks to the Company. The board of directors has oversight responsibility through its Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Stockholder Nominations

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidate recommendations from stockholders. The Corporate Governance and Nominating Committee has adopted written procedures to be followed by stockholders in submitting such recommendations. Candidates proposed by stockholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as candidates that are not proposed by stockholders. While stockholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order for a proposed nominee to be considered by the Corporate Governance and Nominating Committee in connection with our next annual meeting of stockholders (typically held in May of each year).

Stockholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee that identifies the candidate and includes certain information regarding the nominating stockholder and the candidate. A description of the required notice is available on our website at www.goldenminerals.com/_resources/governance/GLDN_Procedures_Shareh_Nom_Dir.pdf.

A stockholder nominee for director should be a person of integrity committed to devoting the time and attention necessary to fulfill his or her duties to Golden Minerals. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors nominated by stockholders, as well as his or her business experience, specialized skills and other experience. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

The information noted on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Communication with the Board

We have established a process for security holders to communicate with the board of directors. Security holders wishing to communicate with the board of directors of Golden Minerals should send an email, write or telephone Karen Winkler, Director of Investor Relations, at:

Golden Minerals Company
350 Indiana Street, Suite 650
Golden, Colorado 80401
Telephone: (303) 839-5060

Email: investor.relations@goldenminerals.com

Any such communication must state the type and amount of Golden Minerals securities held by the security holder and must clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. Ms. Winkler will forward any such communication to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of stockholders. All board members at the time of the 2019 annual meeting of stockholders held on May 17, 2019, attended the meeting.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Messrs. Morano, Clevenger, and Watkins. Each member of the Compensation Committee is independent as defined by NYSE American listing standards. With the exception of Mr. Clevenger, who was our President to May 2015 and our Chief Executive Officer to September 2015, no other member of the Compensation Committee has ever been an officer or employee of Golden Minerals or any of its subsidiaries.  None of the individuals on our Compensation Committee have any reportable transactions with Golden Minerals or any of its subsidiaries in 2019. None of our current executive officers have served as a director or member of the compensation committee (or equivalent thereof) of another entity.

Director Compensation

Our directors who are also our employees receive no fees for board service. Currently, Mr. Rehn is the only director who is also an employee. The compensation for the non-employee directors of Golden Minerals includes the following: (i) a $20,000 annual cash retainer, (ii) a $1,000 cash fee for each board meeting that the director attends in person or by telephone, (iii) a $1,000 cash fee for each committee meeting that the director attends in person or by telephone, (iv) an additional $30,000 cash retainer for the Chairman of the board, and (v) an additional $5,000 annual cash retainer for the Chairman of the Audit Committee. Retainer payments are typically made on the date of the annual stockholders’ meeting for service until the next annual meeting. We also reimburse our directors for all reasonable out-of-pocket costs incurred by them in connection with their services.

Non-employee directors may receive discretionary grants of restricted stock units under our Non-Employee Directors Deferred Compensation and Equity Award Plan (the “Deferred Compensation Plan”), an award program pursuant to our Amended and Restated 2009 Equity Incentive Plan. Restricted stock units typically vest on the first anniversary of the grant date, and the recipient director is entitled to receive one unrestricted share of common stock for each vested restricted stock unit upon the termination of the director’s service on our board of directors. Our directors are also eligible to receive other equity awards, including stock options, stock appreciation rights, restricted stock units and other stock awards pursuant to our Amended and Restated 2009 Equity Incentive Plan. For 2020, as we did for 2019, we are still considering the value of the grants of restricted stock units to be made to our directors depending on the price of our common stock.

The table below sets forth all compensation awarded to our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(1)	Stock Options ($)	Total ($)
Jeffrey G. Clevenger(2)(3)	58,000	24,000	—	82,000
W. Durand Eppler(3)	35,000	24,000	—	59,000
Kevin R. Morano(3)	30,000	24,000	—	54,000
Terry M. Palmer	38,000	24,000	—	62,000
Andrew N. Pullar(4)	—	24,000	—	24,000
David H. Watkins	31,000	24,000	—	55,000

(1)               Amounts represent awards of 100,000 restricted stock units made to non-employee directors on May 17, 2019, multiplied by the NYSE American closing price of our common stock on the grant date. Typically restricted stock unit grants to non-employee directors are made on the date of the annual shareholder meeting and vest on the first anniversary of the grant date.

(2)               As a non-employee director, Mr. Clevenger receives regular board compensation, as described above, plus an additional annual $30,000 retainer for his service as Chairman of the board.

(3)               Includes compensation for two meetings of the finance committee of the board of directors to discuss the July 2019 equity offering.

(4)            As a result of certain internal requirements of Sentient Equity Partners, Mr. Pullar does not receive cash compensation for his service on the board of directors, and Mr. Pullar will remit to Sentient Equity Partners any common stock issued to him pursuant to the restricted stock units reported in this table.

(5)            Annual retainers are typically paid on the date of the annual shareholder meeting, however retainer payments for the 2019 annual meeting were paid in January 2020.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation information is set forth below for the named executive officers of Golden Minerals through December 31, 2019, including our current principal executive officer and one other officer that was our most highly compensated executive officer during 2019. We have not entered into employment agreements with any of our executive officers but have certain arrangements regarding payments following termination of employment. For a description of these arrangements, see “—Post-Employment Payments”. All executives are employed on an at-will basis.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Warren M. Rehn	2019	330,000	0	120,000	—	—	35,349	485,349
President and Chief Executive Officer	2018	330,000	115,500	168,000	—	—	12,731	626,231

Robert P. Vogels	2019	270,000	0	49,200	—	—	11,702	330,902
Senior Vice President and Chief Financial Officer	2018	270,000	67,500	84,000	—	—	11,365	432,865

(1)         Stock-based compensation cost for stock awards is measured based on the closing fair market value of the Company’s common stock on the date of grant, in accordance with stock based compensation accounting rules (FASB ASC Topic 718). See footnote 15 of the Notes to the Consolidated Financial Statements for the year-ended December 31, 2019, included in our Annual Report to Stockholders, for a discussion of the grant date fair value. On May 17, 2019, Mr. Rehn and Mr. Vogels received 500,000 KELTIP Units and 205,000 KELTIP Units, respectively, pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan, with a fair market value of $120,000 and $49,200, respectively. On May 17, 2018, Mr. Rehn and Mr. Vogels received 400,000 KELTIP Units and 200,000 KELTIP Units, respectively, pursuant to the Company’s 2013 Key Employee Long Term Incentive Plan with a fair market value of $168,000 and $84,000, respectively.

(2)         Amounts shown as “All Other Compensation” include contributions to the Company’s 401(k) Plan, life insurance premiums paid on behalf of each of the named executive officers and other items.

In May 2014, our stockholders approved amendments to the Company’s 2009 Equity Incentive Plan, adopting the Amended and Restated 2009 Equity Incentive Plan (the “Equity Plan”), pursuant to which awards of the Company’s common stock may be made to officers, directors, employees, consultants and agents of the Company and its subsidiaries. The number of shares available under our Equity Plan is equal to 10% of our outstanding shares of common stock, plus shares issuable upon exercise of our derivative securities (other than derivative securities granted pursuant to the Equity Plan). As of April 23, 2020, the total number of authorized shares under the Equity Plan is 12,283,285  (calculated based on 108,179,001 shares of common stock outstanding plus 14,653,846 shares issuable upon exercise of outstanding warrants (the “Outstanding Float”)), of which 2,281,214 shares (or approximately 1.86% of the Outstanding Float) currently remain available for issuance, and an aggregate of 5,182,286 shares (or approximately 4.22% of the Outstanding Float) are issuable under outstanding awards that have been granted under the Equity Plan. The maximum number of shares of common stock that may be issued (i) to any participant pursuant to awards under the plan (other than options or stock appreciation rights) that are intended to qualify as performance based compensation under the Internal Revenue Code must not exceed 500,000 shares (or approximately 0.41% of the Outstanding Float), and (ii) to certain employees for the purposes of the Internal Revenue Code in respect of options or stock appreciation rights must not exceed 2,000,000 shares (or approximately 1.63% of the Outstanding Float) during any calendar year. In addition, the aggregate fair market value of common stock with respect to which incentive stock options are exercisable for the first time by an optionholder under the Equity Plan or any other option plan of the Company must not exceed $100,000 in any calendar year.  Options and other equity incentive awards under the Equity Plan may vest in periodic installments or may be fully vested at the time of grant, as determined by our board of directors. Options under the plan generally may have a term of up to 10 years, except in the case of certain participants where the term of options is limited to a term of up to 5 years. The exercise price of options is not less than 100% of the fair market value of the common stock on the date the option is granted, except in certain instances where the exercise price is set at 110% of such fair market value.

Options and other equity awards granted under the Equity Plan are generally not transferable except by will or by the laws of descent and distribution, or unless otherwise specified by our board of directors. Our board of directors may amend the plan from time to time, provided that no amendment will be effective unless approved by the stockholders of the Company to the extent necessary to satisfy the requirements of applicable law or rules of any applicable securities exchange.

In accordance with the requirements of Section 613 of the TSX Company Manual, our annual burn rate under the Equity Plan as of the end of the fiscal years December 31, 2019, 2018 and 2017 was 1.60%, 1.574% and 1.011%, respectively. The annual burn rate is calculated by dividing (1) the total number of securities granted under the Equity Plan during the applicable fiscal year by (2) the weighted-average number of outstanding shares during the applicable fiscal year.

In December 2013, the board of directors approved and the Company adopted the 2013 Key Employee Long-Term Incentive Plan (the “KELTIP”), which became effective immediately. The KELTIP provides for the grant of units (“KELTIP Units”) to certain officers and key employees of the Company, which units will, once vested, entitle such officers and employees to receive, at the Company’s option, an amount, in cash or in Company common stock issued pursuant to a stockholder approved plan, measured generally by the price of the Company’s common stock on the settlement date. Units are not an actual equity interest in the Company and are solely unfunded and unsecured obligations of the Company that are not transferable and do not provide the holder with any stockholder rights. Payment of the settlement amount of vested KELTIP Units may be deferred until the earlier of a change of control of the Company or the date the grantee ceases to serve as an officer or employee of the Company and may be made in cash or common stock granted pursuant to the Equity Plan or another plan that may in the future be approved by the Company’s stockholders.

Equity Compensation Plan Information

The following table includes information regarding our equity compensation plans as of December 31, 2019:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by security holders	5,182,286	(1)	0.63	2,281,214
Equity compensation plans not approved by security holders	—		—	—
Total	5,182,286		0.63	2,281,214

(1)         The amount of shares reported in column (a) includes (i) 2,830,038 restricted stock units pursuant to the Deferred Compensation Plan for non-employee directors, pursuant to which the same number of shares are issuable to directors upon their cessation of service as directors, 600,000 of which have not vested, (ii) 2,325,000 KELTIP Units, pursuant to which the same or a lesser number of shares may be issued to Messrs. Rehn and Vogels upon their termination of employment or a change of control, all of which have vested and (iii) 27,248 options issued pursuant to the Equity Plan pursuant to which the same number of shares are issuable upon exercise of the options, all of which are vested. Each of the Deferred Compensation Plan and the KELTIP is an award program pursuant to our Equity Plan. For additional information regarding the

Deferred Compensation Plan and the KELTIP, see “The Board and its Committees—Director Compensation” and “Executive Compensation—Summary Compensation Table”, respectively. Note that the number of shares available under the Equity Plan will automatically increase or decrease from time to time to 10% of the Company’s outstanding shares of common stock, plus 10% of shares issuable upon exercise of the Company’s outstanding warrants. For additional information regarding the Equity Plan, see “Executive Compensation—Summary Compensation Table” above.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the equity awards held by our named executive officers on December 31, 2019.

Stock Awards
	Option Awards				Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)

Warren M. Rehn	—	—	—	—	—	—
Robert P. Vogels	15,000	—	8.00	4/12/2020	—	—

(1)         Represents stock options granted April 12, 2010.

Post-Employment Payments

Termination Not in Connection with a Change of Control

All of our full-time salaried employees, including each of our executives, are covered by our Severance Compensation Plan. If an executive’s employment is terminated by us other than for cause (as defined in the plan) and such termination is not in connection with or following a change of control, death, disability or retirement, the executive is entitled to receive a lump sum payment equal to the executive’s then current annual salary. We will also pay to the executive an amount equal to the difference between the monthly medical and/or dental premiums the executive was paying immediately prior to termination of employment and the total COBRA premium due in order to continue such insurance coverage. Our Incentive Bonus Plan provides that in such circumstances, the executive will be entitled to receive an amount equal to the executive’s target bonus percentage, multiplied by the amount of annual salary paid to the executive through the date of termination. No executive who is terminated for cause, terminates or otherwise voluntarily leaves his or her employment, or whose employment is terminated as a result of death, disability or retirement, is entitled to receive any benefits under the Severance Compensation Plan.

In addition, restrictions on unvested restricted shares will lapse and unvested KELTIP units will vest upon an executive’s termination of employment without cause, or as a result of the executive’s death, disability or retirement. If an executive’s employment terminates for any other reason, including for cause, prior to the scheduled vesting date of restricted shares or KELTIP units, the shares and units, respectively, are forfeited upon termination unless otherwise determined by the Company. Upon an executive’s retirement or termination without cause, all unvested options vest. If an executive’s employment terminates for cause or in the case of disability or death, all unvested options will immediately terminate. For the purpose of our restricted share and option awards, “retirement” means an executive’s termination of employment from the Company and a cessation of work in the executive’s profession as determined at the discretion of the board of directors or designated committee (i) on or after attaining age 55 and completing at least ten years of service, or (ii) on or after attaining age 62.

If the termination of employment of one of our named executive officers had occurred as of December 31, 2019 in a manner that would have entitled him to payment pursuant to the Severance Compensation Plan, we estimate the following amounts would have been due.

	Severance Payment (Salary)(1) ($)	Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Stock Awards(4) ($)	Total ($)
Warren M. Rehn	330,000	231,000	35,223	511,500	1,107,723
Robert P. Vogels	270,000	135,000	30,038	209,250	644,288

(1)         Reflects executive’s annual salary for the year ended December 31, 2019.

(2)         Reflects target bonus amounts for the year ended December 31, 2019, which for Mr. Rehn was 70% of his annual base salary and for Mr. Vogels was 50% of his annual base salary.

(3)         We currently pay 100% of group health insurance premiums for medical and dental benefits. Amounts shown reflect 12 months of such premiums at rates in effect at December 31, 2019.

(4)         Reflects the value of outstanding KELTIP awards calculated at $0.31 per share, the closing price of our common stock on the last trading day of 2019, December 30, 2019, as reported on the NYSE American, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

Termination in Connection with a Change of Control

We have entered into a Change of Control Agreement, as amended, with each of our named executive officers. Payments under a Change of Control Agreement are in lieu of payments pursuant to our Severance Compensation Plan and are triggered only if one of the following events occurs within two years after a change of control: (1) termination of employment by us other than for cause, disability or death, or (2) termination of employment by the executive for good reason. Upon the occurrence of a change of control, all restricted stock is no longer subject to restrictions, all unvested options vest, and all unvested KELTIP units vest in full. The amounts shown in the table below assume the occurrence of a change of control and one of the triggering termination events on December 31, 2019. These amounts are estimates of the amounts that would have been paid to the named executive officers upon the occurrence of such events. Actual future amounts can only be determined at the time of the named executive officer’s termination of employment. If payments made to the executive would subject the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive would be entitled to receive an additional gross-up payment to cover the excise tax. Receipt of benefits upon termination is subject to the execution of a general release of claims by the named executive officer or his beneficiary.

	Cash Severance Payment (Salary)(1) ($)	Cash Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Other Insurance Benefits(4) ($)	Stock Awards(5) ($)	Total ($)
Warren M. Rehn	660,000	462,000	70,446	5,000	511,500	1,703,946
Robert P. Vogels	540,000	270,000	60,076	5,000	209,250	1,079,326

(1)         Each of Mr. Rehn and Mr. Vogels is entitled to receive two times his highest annual base salary during the term of the Change of Control Agreement. At December 31, 2019, the highest annual base salary for Mr. Rehn was

$330,000 and for Mr. Vogels was $270,000. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(2)         Each of Mr. Rehn and Mr. Vogels is entitled to receive two times his respective target bonus amount. At December 31, 2019, the target bonus percentage for Mr. Rehn was 70% of his annual base salary and for Mr. Vogels was 50% of his annual base salary. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(3)         We will pay, on each executive’s behalf, the portion of premiums of the Company’s group health insurance, including coverage for his eligible dependents, that the Company paid immediately prior to the date of termination (“COBRA Payments”) for the period that such executive is entitled to coverage under COBRA, but not to exceed 24 months for Mr. Rehn and Mr. Vogels. We will pay such COBRA Payments for the executive’s eligible dependents only for coverage for those dependents that were enrolled immediately prior to the date of termination. The executive will continue to be required to pay that portion of the premium of his health coverage, including coverage for eligible dependents that he was required to pay as an active employee immediately prior to the date of termination. If the executive is for any reason not eligible for coverage under COBRA for the full 24 month period, as applicable, we will pay to the executive a lump sum in an amount equal to the product of (i) the amount of the COBRA payment paid on his or her behalf for the final month of the COBRA Period and (ii) the number of months by which the executive’s period of COBRA coverage was less than 24 months. Amounts shown in the table above are not discounted to present value.

(4)         For the 24-month period immediately following the date of termination, we have agreed to provide to the executive, at a cost not to exceed an aggregate of $5,000, life, disability, and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to the termination of employment. For the purpose of the above table, we have assumed that a benefit in the aggregate amount of $5,000 will be provided for the named executives.

(5)         Reflects the value of outstanding KELTIP awards calculated at $0.31 per share, the closing price of our common stock on the last trading day of 2019, December 30, 2019, as reported on the NYSE American, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

Risk Management

The board has determined that risks arising from our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee and board of directors assess our compensation policies and practices from time to time to ensure that the incentives provided in our compensation arrangements do not emphasize short-term risk taking at the expense of decisions likely to enhance stockholder value over the long term.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics and Business Conduct each provide guidelines for reviewing any “related party transaction”. In particular, the Audit Committee Charter requires that the Audit Committee review any transaction involving Golden Minerals and a related party at least once a year or upon any significant change in the transaction or relationship. Additionally, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with a specified compliance officer.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.

Sentient Relationship

Current board member Andrew Pullar was appointed to the board of directors in July 2013. Mr. Pullar is the Managing Partner and Director of Sentient Equity Partners, and, prior to founding Sentient Equity Partners in 2017, Mr. Pullar was the Chief Executive Officer and a director of The Sentient Group. The board has determined that Mr. Pullar is not an independent director under NYSE American and SEC rules, in part, because of his previous officer and director role with The Sentient Group and his current officer and director role with Sentient Equity Partners. Mr. Pullar receives the same equity compensation for service as a non-employee director as is currently provided to the other non-employee directors. Through April 23, 2020, we have awarded Mr. Pullar 440,922 restricted stock units pursuant to the Company’s Non-Employee Directors Deferred Compensation and Equity Award Plan. As a result of certain internal requirements of Sentient Equity Partners, Mr. Pullar does not receive cash compensation for his service on the board of directors, and Mr. Pullar will remit to Sentient Equity Partners any common stock issued to him pursuant to the restricted stock units he receives.

Pursuant to an agreement entered into between the Company and a fund managed by The Sentient Group in connection with its initial investment in the Company in a 2009 private placement, the Company agreed to nominate one individual designated by The Sentient Group for election to the Company’s board of directors.

Indemnification Agreements with Officers and Directors

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

OWNERSHIP OF COMMON STOCK

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of April 23, 2020 by:

•                  each person known by us to beneficially hold 5% or more of our outstanding common stock,

•                  each of our directors,

•                  each of our named executive officers, and

•                  all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated.

Directors, Executive Officers and 5%	Beneficial Ownership as of April 23, 2020(2)
Stockholders of Golden Minerals(1)	Number	Percentage
The Sentient Group(3)	42,031,396	39%
Warren M. Rehn(4)	2,126,000	1.93%
Jeffrey G. Clevenger (5)	1,122,683	*
W. Durand Eppler(6)	553,341	*
Kevin R. Morano(7)	467,341	*
Terry M. Palmer(8)	468,341	*
Andrew N. Pullar(9)	—	*
David H. Watkins(10)	470,341	*
Robert P. Vogels(11)	970,303	*
Directors and Executive Officers as a group (8 persons)(12)	6,178,350	5.40%

*                                         The percentage of common stock beneficially owned is less than 1%.

(1)               The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401.

(2)               For each holder that holds restricted stock, options, restricted stock units, warrants or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of April 23, 2020, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.

(3)               Includes 440,922 shares of common stock issued pursuant to vested restricted stock units held by Andrew Pullar that as a result of certain internal requirements of Sentient Equity Partners will be remitted thereto, as further described in footnote 9 below. The amount in the table is based on a Schedule 13D/A-11 filed with the SEC on June 17, 2016 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III Parallel I, L.P. (“Parallel I”), Sentient Executive GP III, Limited (“Sentient Executive III”), Sentient GP III, L.P. (“GP III”), Sentient Global Resources Fund IV, L.P. (“Fund IV”), Sentient GP IV, L.P (“GP IV”) and Sentient Executive GP IV, Limited (“Sentient Executive IV”) (Fund III, Parallel I, Sentient Executive III, GP III, Fund IV, GP IV and Sentient Executive IV are collectively referred to in the table as “The Sentient Group”).  Fund III and Parallel I are both Cayman Islands limited partnerships and beneficially own 3,582,746 and 357,044 shares of our common stock, respectively. The sole general partner of Fund III and Parallel I is GP III, which is a Cayman Islands limited partnership. The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns 37,650,684 shares of our common stock. The sole general partner of Fund IV is GP IV, which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Peter Cassidy, Greg

Link, Peter Weidmann and Andrew Pullar are the directors of Sentient Executive III and Sentient Executive IV. These directors collectively have voting and dispositive power over the Company’s shares held by The Sentient Group upon the unanimous vote of all such directors. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, GP III, Fund IV, GP IV and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(4)               Consists of 476,000 shares of common stock held directly, and 1,650,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company. Does not include 10,000 shares of common stock owned by Mr. Rehn’s spouse for which he disclaims beneficial ownership.

(5)               Consists of 562,683 shares of common stock held directly; and 560,000 restricted stock units which are vested or will vest within 60 days following April 23, 2020. Does not include 3,200 shares of common stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership.

(6)               Consists of 93,000 shares of common stock held directly; 457,279 restricted stock units, all of which are vested or will vest within 60 days following April 23, 2020; and 3,062 shares that can be acquired under vested stock options.

(7)               Consists of 7,000 shares of common stock held directly; 457,279 restricted stock units, all of which are vested or will vest within 60 days following April 23, 2020; and 3,062 shares that can be acquired under vested stock options.

(8)               Consists of 8,000 shares of common stock held directly; 457,279 restricted stock units, all of which are vested or will vest within 60 days following April 23, 2020; and 3,062 shares that can be acquired under vested stock options.

(9)               Excludes 440,922 restricted stock units, all of which are vested or will vest within 60 days following April 23, 2020. As a result of certain internal requirements of Sentient Equity Partners, Mr. Pullar will remit to Sentient Equity Partners shares of common stock issued pursuant to the restricted stock units that are received by Mr. Pullar for serving on our board of directors, and therefore disclaims beneficial ownership of such securities.

(10)        Consists of 10,000 shares of common stock held directly; 457,279 restricted stock units, all of which are vested or will vest within 60 days following April 23, 2020; and 3,062 shares that can be acquired under vested stock options.

(11)        Consists of 280,303 shares of common stock held directly; 15,000 shares that can be acquired under vested stock options; and 675,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

(12)        Consists of 1,436,986, shares of common stock held directly; 2,389,116 shares of restricted stock units that are vested or will vest within 60 days following April 23, 2020; 27,248 shares that can be acquired under vested stock options; and 2,325,000 shares of common stock that can be acquired under KELTIP units, all of which are vested and can be settled in cash or common stock at the option of the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Terry M. Palmer (Chairman), W. Durand Eppler and David H. Watkins. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the NYSE American listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the board of directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2019, and the board of directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Terry M. Palmer, Chairman

W. Durand Eppler

David H. Watkins

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities and to furnish us with copies of such reports. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Golden Minerals during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of any class of equity securities of Golden Minerals failed to file on a timely basis, as disclosed in the above forms or reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Stockholder Proposals

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before January 1, 2021 to be included in our proxy statement for the annual meeting of stockholders in 2021. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between February 10, 2021 and the close of business on March 12, 2021, it will not be considered or voted on at the annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

OTHER MATTERS

Our management and the board of directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares in person.

By order of the Board of Directors,

Robert P. Vogels,
Corporate Secretary

Our Annual Report on Form 10-K filed with the Securities and Exchange Commission (including exhibits) may be obtained at no charge by any stockholder entitled to vote at the annual meeting who writes to: Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 650, Golden, Colorado 80401 or at investor.relations@goldenminerals.com.

Appendix A

THIRD AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GOLDEN MINERALS COMPANY

a Delaware corporation

* * * * *

Pursuant to Section 242

of the Delaware General Corporation Law

* * * * *

Golden Mineral Company, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that:

1.                                      The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 6, 2009.

2.                                      The Corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 24, 2009.

3.                                      The Corporation filed its First Amendment to the Amended and Restated Certificate of Incorporation on September 2, 2011.

4.                                      The Corporation filed its Second Amendment to the Amended and Restated Certificate of Incorporation on May 19, 2016.

5.                                      This Third Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

6.                                      Article 4.1(a) of the Amended and Restated Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

The total number of shares of common stock, par value $0.01 per share (“Common Stock”), that the Company is authorized to issue is 300,000,000.

7.                                      Except as provided in this amendment, the Amended and Restated Certificate of Incorporation is unchanged and remains in full force and effect.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of the     day of             , 2020.

Golden Minerals Company,
a Delaware corporation

By:
Its:

A-1

PROXY GOLDEN MINERALS COMPANY PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY JUNE 10, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints Warren M. Rehn and Robert P. Vogels and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Golden Minerals Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Local Time on June 10, 2020 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/GoldenMinerals/2020 by 9:00 A.M. Local Time on June 10, 2020. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/ GoldenMinerals/2020/vm by logging in using the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “About the Meeting - What do I need to do to virtually attend the annual meeting via live audio webcast?”. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 10, 2020 The Proxy Statement to Stockholders is available at: http://www.viewproxy.com/GoldenMinerals/2020

BLUE INK AS SHOWN HERE  PLEASE MARK YOUR VOTE IN The Board of Directors recommends you vote FOR proposal 1: 1. To elect seven (7) directors to hold office until the 2021 annual meeting of stockholders or The Board of Directors recommends you vote FOR proposal 2 and 3. 2. To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. until their successors are elected; 01 Jeffrey G. Clevenger 02 Warren M. Rehn 03 W. Durand Eppler 04 Kevin R. Morano 05 Terry M. Palmer 06 Andrew N. Pullar 07 David H. Watkins FOR WITHHOLD  FOR  AGAINST  ABSTAIN         3. To increase the Company’s authorized common stock from 200,000,000 to 300,000,000 shares by amending the Company’s Amended and Restated Certificate of Incorporation.  FOR  AGAINST  ABSTAIN NOTE: To transact such other business as may properly come before the meeting or any postponements or adjournments thereof. WILL ATTEND THE MEETING  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE. Dated: Signature(s) of Stockholder(s) Title Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)  CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Golden Minerals Company, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM EDT on June 9, 2020. As a Registered Holder, you may vote your shares during the Annual Meeting by first registering at http://www.viewproxy.com/GoldenMinerals/2020 using your Virtual Control Number below. Your registration must be received by 11:59 PM EDT on June 7, 2020. On the day of the meeting, you may log in to the meeting at http://www.viewproxy.com/GoldenMinerals/2020/vm using the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “About the Meeting - What do I need to do to virtually attend the anual meeting via live audio webcast?”. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/AUMN Have your proxy card available when you access the above website. Follow the prompts to vote your shares.